UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      000-02324                 11-1974412
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
    of Incorporation)                File Number)         Identification Number)


        35 South Service Road
        Plainview, New York                                       11803
        (Address of Principal Executive Offices)                (Zip Code)

                                 (516) 694-6700
              (Registrant's telephone number, including area code)
 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amendment to Key Employee Deferred Compensation Plan

         On November 21, 2006, Aeroflex Incorporated (the "Registrant") entered into an amendment (the "Plan Amendment") to the Aeroflex Incorporated Key Employee Deferred Compensation Plan (the "Plan"). The principal purpose of the Plan Amendment was to make certain changes to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). The Plan Amendment includes the following material terms:
     o The definition of a change in control has been modified to relate to the acquisition of 35% of the voting securities or outstanding shares of common stock of the Registrant. This replaces the prior threshold of 20%.
     o In order to comply with Section 409A, modifications have been made with respect to deferral elections and distributions of amounts deferred on and after January 1, 2005.
     o Payments due to participants with respect to amounts deferred or vested on or after January 1, 2005 must be delayed at least six months if such payments would violate Section 409A.

     The above is a brief summary of the Plan Amendment and does not purport to be complete. Reference is made to the Plan Amendment for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Harvey R. Blau and Leonard Borow Employment Agreements

On November 21, 2006, the Registrant entered into amendments (the "Amendments") to the Employment Agreements (the "Agreements") with each of Harvey R. Blau and Leonard Borow, each of whom is an executive officer of the Registrant (each an "Executive"). The purpose of the Amendments was in part to bring the severance provisions of the Agreements into compliance with Section 409A and clarify some existing ambiguities. The following material terms are included in the
Amendments:
     o Severance payments to Executive after termination upon a change in control would become payable in a lump sum.
     o A provision has been added that payments due to a separation from service (other than due to death or a change in control) must be delayed at least six months if such payments would otherwise result in additional taxation under Section 409A.
     o Under the Agreements, the Registrant is obligated to provide the Executive with lifetime medical benefits after termination of service. In the event that these benefits would become subject to a tax under
          Section 409A after two years, then, pursuant to the Amendments, the Executives will forego such benefits after two years and receive instead a lump sum payment equal to the foregone economic benefit.
     o Clarifications have been made to the definition of retirement, the determination of the severance payment (to include the consideration of partial year bonuses and other compensation), and the events upon which the post-termination consulting services would commence.

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     The above is a brief summary of the  Amendments  and does not purport to be complete. Reference is made to the Amendments for a full description of their terms, copies of which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Amendment to John Adamovich, Jr. Employment Agreement

On November 21, 2006, the Registrant entered into an amendment to the Employment Agreement with John Adamovich, Jr. (the "Adamovich Amendment") to include the following material terms:

     o Mr. Adamovich's employment term has been extended to December 31, 2009.
     o The bonus provisions have been amended to provide for an annual bonus of $200,000 for the first two years of the employment period and for a discretionary bonus thereafter.
     o In the event of termination of Mr. Adamovich's employment (and provided the termination is not caused by Mr. Adamovich for other than good reason, or due to cause, death or disability) within twenty four months following a change of control of the Registrant, Mr. Adamovich will be entitled to certain severance benefits.

The above is a brief summary of the Adamovich Amendment and does not purport to be complete. Reference is made to the Adamovich Amendment for a full description of its terms, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

10.1 First Amendment to the Aeroflex Incorporated Key Employee Deferred Compensation Plan
10.2 Amendment No. 6 to Employment Agreement by and between Aeroflex Incorporated and Harvey R. Blau
10.3 Amendment No. 6 to Employment Agreement by and between Aeroflex Incorporated and Leonard Borow
10.4 Amendment No. 1 to Employment Agreement by and between Aeroflex Incorporated and John Adamovich, Jr.



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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AEROXFLEX INCORPORATED



                                       By: /s/Charles Badlato
                                          ------------------------------------
                                          Name:  Charles Badlato
                                          Title: Vice President


Date:   November 21, 2006



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                                  Exhibit Index


10.1 First Amendment to the Aeroflex Incorporated Deferred Compensation Plan
10.2 Amendment No. 6 to Employment Agreement by and between Aeroflex Incorporated and Harvey R. Blau
10.3 Amendment No. 6 to Employment Agreement by and between Aeroflex Incorporated and Leonard Borow
10.4 Amendment No. 1 to Employment Agreement by and between Aeroflex Incorporated and John Adamovich, Jr.